UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2006 (October 6, 2006)

THORIUM POWER, LTD.
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(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

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8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Consummation of the Merger

On October 6, 2006, Thorium Power, Ltd. (formerly Novastar Resources Ltd.) (“Thorium Ltd.”), a Nevada corporation, TP Acquisition Corp. (“Acquisition”), a wholly-owned subsidiary of Thorium Ltd., and Thorium Power Inc. (“Thorium Inc.”) consummated a business combination whereby Acquisition merged with and into Thorium Inc., with Thorium Inc. being the surviving entity and, as a result, becoming a wholly-owned subsidiary of Thorium Ltd. (the “Merger”).

The Merger was consummated pursuant to the terms of an Agreement and Plan of Merger among the parties that was entered into on February 14, 2006 and then amended on June 12, 2006 and August 8, 2006 (the “Merger Agreement”).

In accordance with the terms of the Merger Agreement, the following occurred with respect to the outstanding common shares, stock options and warrants of Thorium Inc. at the closing of the Merger:

•
all of the shares of common stock of Thorium Inc. were cancelled and each registered owner of outstanding shares Thorium Inc. common stock automatically became the registered owner of 25.6278 shares of common stock of Thorium Ltd for each share of Thorium Inc. common stock that they previously owned;

•
all of the Thorium Inc. warrants that had an exercise price of $1.00, were cancelled and each holder of such warrants automatically became the holder of 22.965 shares of common stock of Thorium Ltd. for each $1.00 warrant that they previously owned;

•
all of the Thorium Inc. warrants that had an exercise price of $5.00, were cancelled and each holder of such warrants automatically became the holder of 12.315 shares of common stock of Thorium Ltd. for each $5.00 warrant that they previously owned;

•
all of other outstanding warrants and options of Thorium Inc. were assumed by Thorium Ltd. and became exercisable for Thorium Ltd. common stock instead of Thorium Inc. common stock in an amount and at an exercise price that is consistent with the exchange ratio described above for the conversion of Thorium Inc. common stock

Additionally, the parties to the Agreement agreed to waive certain closing conditions.  Specifically, the parties waived the requirement that the Securities Exchange Agreements and the Securities Assumption Agreements be executed by all of the shareholders, warrant holders and stock option holders of Thorium Power prior to closing.

About Thorium Inc.

Thorium Inc. was incorporated on January 8, 1992. Thorium Inc. has patented proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve

•	the market for U.S. and Russian weapons grade plutonium disposition;

•	the market for disposition of plutonium in spent nuclear fuel; and

•	the market for commercial nuclear fuel.

The above designs require additional developmental work to be used in reactors, and Thorium Inc. plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

Thorium Inc. has built a project structure that includes access to several hundred nuclear scientists and engineers at several nuclear research institutes and fuel fabrication plants in Russia that are developing and testing the fuel designs.

Once the fuels are further developed and tested, Thorium Inc. plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Thorium Inc. intends to offer fuel designs that will provide for effective and safe disposition of weapons-and reactor-grade plutonium in existing nuclear power plants at a lower cost than competing technologies. Thorium Inc. is working with the United States government and Russian nuclear institutes to effectuate the utilization of these fuel designs. From 1995 to 1999, Thorium Inc.'s collaborative research and development project with the Kurchatov Institute in Russia received three U.S. government matching grants totaling $1.45 million from the U.S. Department of Energy's Initiatives for Proliferation Prevention program. Furthermore, U.S. Congress provided a $4 million appropriation for fiscal year 2004 for the Kurchatov Institute to evaluate and test the thorium/weapons-grade plutonium disposition fuel technology for application in the Russian plutonium disposition program. Thorium Inc. intends to seek further funding support for the project from the U.S. government.

Thorium Inc.’s thorium/uranium nuclear fuel is designed to replace traditional uranium fuels currently used in commercial nuclear power plants worldwide and Thorium Inc. plans to adapt its fuel designs for next generation reactors, such as a high-temperature helium-cooled reactors and small light waters reactors.

For more information regarding Thorium Inc., see the post effective amendment to the registration statement on Form S-4 filed by Thorium Ltd. in connection with the Merger on October 2, 2006.

The foregoing description of the Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger filed in a current report on Form 8-K dated February 21, 2006, as amended on June 12, 2006, and August 8, 2006. A press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The merger is being accounted for as a reverse acquisition and Thorium Inc. is being treated as the accounting acquiror. Thorium Ltd.’s fiscal year end prior to the closing of the Merger was June 30 and it will remain June 30 from and after the closing of the Merger. However, since Thorium Inc., the accounting acquiror, has a fiscal year of December 31, retaining the June 30 fiscal year end of Thorium Ltd. constitutes a change of fiscal year. Thorium Ltd. will file a transition report for the period from January 1, 2006 through June 30, 2006 on Form 10-KSB.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

ITEM 9. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The audited financial statements and the related report of the independent registered public accounting firm, and the unaudited interim consolidated financial statements of Thorium Power Inc. follow the signature page of this report.

(b)  Pro forma financial information.

Pro forma financial information required by Form 8-K appears following the signature page of this report.

(c) Shell Company Transactions

N/A

(d) Exhibits

Exhibit 23.1 Consent of Child, Van Wagoner & Bradshaw, P.L.L.C.

Exhibit 99.1 Press Release Announcing Consummation of the Merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thorium Power, Ltd.

Date: October 11, 2006

/s/ Seth Grae__________________
President and Chief Executive Officer

FINANCIAL STATEMENTS
The following financial statements listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

UNAUDITED QUARTERLY FINANCIAL STATEMENTS - THORIUM POWER INC.

Thorium Power Inc. Balance Sheet as of June 30, 2006	F-2

Thorium Power Inc. Statements of Operations for the six months ended June 30, 2006 and 2005 and for the period from January 8, 1992 (inception) to June 30, 2006	F-3

Thorium Power Inc. Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to June 30, 2006	F-4

Thorium Power Inc. Statements of Cash Flows for the six months ended June 30, 2006 and 2005 and for the period from January 8, 1992 (inception) to June 30, 2006	F-5

Notes to Unaudited Quarterly Financial Statements	F-6

AUDITED FINANCIAL STATEMENTS - THORIUM POWER INC.

Report of Child Van Wagoner and Bradshaw, PLLC, Independent Auditor to Thorium Power Inc.	F-21

Thorium Power Inc. Audited Balance Sheets as of December 31, 2005 and 2004	F-22

Thorium Power Inc. Audited Statements of Operations for the years ended December 31, 2005 and 2004	F-24

Thorium Power Inc. Audited Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to December 31, 2006	F-25

Thorium Power Inc. Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the period from January 8, 1992 (inception) to December 31, 2005	F-28

Notes to Audited Financial Statements	F-30

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS	F-43

UNAUDITED PRO FORMA BALANCE SHEET - JUNE 30, 2006	F-44

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS - JUNE 30, 2006	F-45

Thorium Power, Inc.
(A Development Stage Enterprise)
Table of Contents

THORIUM POWER, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

(Unaudited)
___________

June 30, 2006

___________

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
June 30, 2006 (Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$528,213
Prepaid expenses and other current assets	990
Due from Novastar Resources, Ltd.	264,741
Total Current Assets	793,944

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,777
Accumulated depreciation	(19,243)
Total Property, Plant and Equipment	21,534

OTHER ASSETS
Patent costs - net of accumulated amortization of $202,358	209,311
Security deposits	7,567
Total Other Assets	216,878

TOTAL ASSETS	$1,032,356

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$468,081
Note payable	17,500
Current portion of long-term debt	3,913
Other current liabilities	5,882
Total Current Liabilities	495,376

LONG-TERM LIABILITIES
Note payable	12,657

Total Liabilities	508,033

STOCKHOLDERS' EQUITY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,852,519 shares	192,626
Common stock and warrants - Additional paid-in capital	16,713,707
Deficit accumulated during the development stage	(16,382,010)
Total Stockholders' Equity	524,323

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,032,356

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations (Unaudited)

	For the six months ended June 30,		Cumulative from January 8, 1992 (Inception) through June 30,
	2006	2005	2006

Revenue
License revenue	$-	$-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	10,000	30,000	3,902,158
Salaries	147,400	114,150	3,652,414
Professional fees	306,822	56,435	2,369,947
Allocated expenses - Novastar Resources Ltd	(264,741)	-	(264,741)
Other selling, general and administrative expenses	157,314	70,211	4,593,494
Total operating expenses	356,795	270,796	14,253,272
Loss from operations	356,795	270,796	13,628,287

Other (income) expenses
Interest (income) expense - net	1,253	-	(106,889)
Other (income) expense	(200)	-	(359)
Foreign Currency Translation	4,500	-	4,500
Stock based compensation	-	-	2,229,871
Settlement costs	-	-	76,600
Contributions	550,000	-	550,000
Net Loss	$912,348	$270,796	$16,382,010

Basic and diluted net loss per share	$0.25	$0.08
Number of shares used to compute per share data	3,691,805	3,297,027

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity (Unaudited)

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	161,048	13,328,360	(13,734,483)	(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	164,311	13,941,101	(14,709,158)	(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance - January 1, 2006	3,362,984	168,149	14,544,410	(15,469,662)	(757,103)
Issuance of common stock and warrants for cash	488,510	24,426	2,165,248		2,189,674
Loan conversion into stock	1,025	51	4,049		4,100
Issuance of options to non-employees for services	-	-	-	-	0
Net (loss) for the six months ended June 30, 2006	-	-	-	(912,348)	(912,348)

Balance - June 30, 2006	3,852,519	$192,626	$16,713,707	$(16,382,010)	$524,323

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows (Unaudited)

	For the six months ended June 30,		Cumulative from January 8, 1992 (Inception) through June 30,
	2006	2005	2006

Cash flows from operating activities:
Net (loss)	$(912,348)	$(270,796)	$(16,382,010)
Adjustments to reconcile net (loss) to net cash provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	12,926	13,017	284,251
(Gain) loss on disposition of fixed assets	-	-	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Due from Novastar Resources, Ltd.	(264,741)	-	(264,741)
Stock based compensation	-	-	2,229,870
(Increase) decrease in prepaid and other expenses	5,290	3,711	(990)
Increase (decrease) in accrued expenses	(464,814)	141,764	473,965

Net cash used by operating activities	(1,623,687)	(112,304)	(13,409,550)

Cash flows from investing activities:
Patent costs	(6,664)	(2,311)	(411,669)
Security deposits	-	32	(7,567)
Purchase of equipment	(4,682)	(22,217)	(278,866)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of fixed assets	-		13,583

Net cash used by investing activities	(11,346)	(24,496)	(684,519)

Cash flows from financing activities:
Proceeds from issuance of stock	2,193,774	72,992	14,485,012
Proceeds from loans - related parties	-	42,590	388,790
Repayment of loans - related parties	(28,430)	-	(268,090)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-		(42,663)
Net changes in current portion of long-term debt		2,625
Proceeds from issuance of long-term debt	61	18,953	21,995
Principal repayments of long-term debt	(2,444)	-	(5,425)

Net cash provided by financing activities	2,162,961	137,160	14,622,282

Net increase in cash and cash equivalents	527,928	360	528,213

Cash and cash equivalents - beginning	285	462	-

Cash and cash equivalents - end	$528,213	$822	$528,213

Supplemental disclosures
Cash paid - interest	$1,253	$2,621	$6,063
Cash paid - taxes	-	-	-
Non-Cash Transactions:
Conversion of debt to equity	$4,100	$38,100	$103,200

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992 (“Inception”), changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

Once the fuels are further developed and tested, Thorium Power plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a.	Revenue Recognition -

All of the Company’s revenue to date had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million, cumulative from inception to June 30, 2006. These amounts were not paid to us but paid directly from the US government to third party research and development companies that work on our project, as well as other projects.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $8,564 and $8,522 for the six month periods ended June 30, 2006 and 2005 and $202,358 for the cumulative period from January 8, 1992 (Inception) to June 30, 2006.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154) which replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - an Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the methods issuers should use to account for and reporting accounting changes and error corrections. Specifically, this statement requires that issuers retrospectively apply any voluntary change in accounting principles to prior period financial statements, if it is practicable to do so. This principle replaces APB No. 20, which required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the change to the new accounting principle on prior periods in the net income reported by the issuer in the period in which it instituted the change. SFAS No. 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. Unless adopted early, SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have an impact on its financial position or result of operations.

The Company is currently evaluating the effect of other new accounting pronouncements on its future statements of financial position and results of operations.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s current products will become ready for market and revenue generating sometime between 2008 and 2009. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $10,000 and $30,000 for the six months ended June 30, 2006 and 2005, respectively and $3,902,158 from January 8, 1992 (Inception) to June 30, 2006

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at June 30, 2006:

	Original	Accumulated	Net Book
	Costs	Depreciation	Value

Furniture, computer and office equipment	$18,560	$12,383	$6,177
Automobile	22,217	6,860	15,357
	$40,777	$19,243	$21,534

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993 to June 30, 2006:

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

01/01/2003								12/31/2003

$1 per share	917,000	-	-	-	(100,000)	-	1,200,000	2,017,000
$5 per share	640,000	-	40,000	-	-	-	(600,000)	80,000
$10 per share	1,055,000	-	20,000	1,590	(1,300)	(62,795)	(600,000)	412,495
								2,509,495

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005 & 6/30/2006

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2005.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at June 30, 2006:

March 31, 2006	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95

	2,984,800		$2.83

Of the total number of stock options and warrants outstanding at June 30, 2006, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at June 30, 2006 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of June 30, 2006 are as follows:

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Assets
Approximate net operating loss	6,552,804
Less: valuation allowance	(6,552,804)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed back to the plan’s participants.

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At June 30, 2006, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006. A total of $550,000 has been paid as of June 30, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 (paid $10,000) toward those research and development activities. The work to be performed under this amendment is to be completed sometime in July 31, 2006.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Lease Commitments

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars

Year ending December 31, 2006	24,000

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998. At June 30, 2006, $17,500 was due to related parties.

The Company charged Novastar Resources for certain shared expenses. These expenses consisted of legal fees that were incurred by on behalf of Novastar, in connection with the upcoming merger. The Company believes that its allocation method for these expenses is reasonable. Amounts charged by the Company have directly decreased the Company's general and administrative expenses by $264,741 for the six month period ended June 30, 2006. This amount remains payable as at June 30, 2006, and accordingly is shown as a current asset under the caption "Due from Novastar Resources Ltd.

12.	Capital Stock Transactions

For the six month period ended June 30, 2006, we sold 327,035 shares of our common stock in a private placement to 27 accredited investors and received proceeds from the sale of these shares totalling $1,539,674. We also sold 162,500 shares of our common stock to Novastar Resources Ltd ($4 per share) for total proceeds of $650,000. This stock sale was made in accordance with the merger agreement (see note 1).

THORIUM POWER, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

December 31, 2005
________

Child, Van Wagoner & Bradshaw, PLLC

A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037	PHONE: (801) 927-1337 FAX: (801) 927-1344

5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107	PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Thorium Power, Inc.
Washington, DC

We have audited the accompanying balance sheets of Thorium Power, Inc.(a development stage enterprise) as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in stockholders’ equity, and cash flows for the years then ended and for the period from January 1, 2002 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements from January 8, 1992 (date of inception), to December 31, 2001. Those statements were audited by other auditors, whose report dated March 29, 2002, gave an unqualified opinion thereon.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thorium Power, Inc. (a development stage enterprise) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 2002 to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 5, 2006

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$283	$462
Prepaid expenses and other current assets:
Prepayment of premium for directors & officers liability insurance	3,881	3,881
Prepayment of premium for life insurance	911	911
Other prepaid expenses and current assets	1,488	2,014

Total Current Assets	6,563	7,268

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,096	31,235
Accumulated depreciation	(14,881)	(22,156)

Total Property, Plant and Equipment	21,215	9,079

OTHER ASSETS
Patent costs - net of accumulated amortization of $193,794 and $176,524 respectively	211,211	223,959
Security deposits	7,567	7,412

Total Other Assets	218,778	231,371

TOTAL ASSETS	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of long-term debt	$4,135	$-
Accrued expenses and accounts payable:
Accrued salaries	387,500	205,000
Accrued legal fees	207,276	238,405
Other accrued expenses and accounts payable	338,090	346,560
Note payable	45,930	55,600
Other current liabilities	5,910	5,899

Total Current Liabilities	988,841	851,464

LONG-TERM LIABILITIES
Note payable	14,818	-

Total Liabilities	1,003,659	851,464

STOCKHOLDERS' DEFICIENCY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,362,984 shares and 3,286,211 shares, respectively	168,149	164,311
Common stock and warrants - Additional paid-in capital	14,544,410	13,941,101
Deficit accumulated during the development stage	(15,469,662)	(14,709,158)

Total Stockholders' Deficiency	(757,103)	(603,746)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$246,556	$247,718

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through
			December 31,
	2005	2004	2005

Revenue
License revenue	$-	$-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	17,500	-	3,892,158
Salaries	257,383	231,271	3,505,014
Professional fees	14,527	32,257	2,063,125
Stock based compensation	303,055	351,253	2,229,871
Other selling, general and administrative expenses	168,093	359,998	4,436,180

Total operating expenses	760,558	974,779	16,126,348
Loss from operations	760,558	974,779	15,501,363

Other (income) expenses
Interest income	-	0	(108,142)
Other income	(54)	(105)	(159)
Settlement costs	-	0	76,600

Net Loss	$760,504	$974,674	$15,469,662

Basic and diluted net loss per share	$0.23	$0.30
Number of shares used to compute per share data	3,314,862	3,249,421

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964)
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance - December 31, 2005	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through
			December 31,
	2005	2004	2005

Cash flows from operating activities:
Net loss	$(760,504)	$(974,674)	$(15,469,662)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	22,704	40,700	271,325
(Gain) loss on disposition of fixed assets	3,710	80,227	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	303,055	351,253	2,229,870
(Increase) decrease in prepaid and other expenses	525	38,651	(6,280)
Increase (decrease) in accrued and other expenses	142,913	198,279	938,777

Net cash used by operating activities	(287,597)	(265,564)	(11,785,865)

Cash flows from investing activities:
Patent costs	(4,523)	(40,238)	(405,005)
Security deposits	(154)	(1,520)	(7,567)
Purchase of equipment	(22,217)	-	(274,184)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	937	12,596	13,583

Net cash used by investing activities	(25,957)	(29,162)	(673,173)

Cash flows from financing activities:
Proceeds from issuance of stock	260,992	257,750	12,295,338
Proceeds from loans - related parties	85,227	26,750	384,690
Repayment of loans - related parties	(51,796)	(15,550)	(239,659)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Net changes in current portion of long-term debt	4,135	-	4,135
Proceeds from issuance of long-term debt	18,082	-	18,082
Principal repayments of long-term debt	(3,265)	-	(3,265)

Net cash provided by financing activities	313,375	268,950	12,459,321

Net increase (decrease) in cash and cash equivalents	(179)	(25,776)	283

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through
			December 31,
	2005	2004	2005

Cash and cash equivalents - beginning	462	26,238	-

Cash and cash equivalents - end	$283	$462	$283

Supplemental disclosures
Cash paid - interest	$2,621	$-	$4,810

Non-Cash Transactions:
Conversion of debt to equity	43,100	7,000	99,100

See notes to financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

The Company’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company being able to license its patent.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a.	Revenue Recognition -

All of the Company’s prior revenue had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million cumulative from inception to December 31, 2005. These amounts were paid directly from the US government to third party research and development companies and were not recognized in income because of the direct payment from the US Government to third party researchers on the Thorium project.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $17,270 and $17,044 for the years ended December 31, 2005 and 2004 and $193,794 for the cumulative period from Inception to December 31, 2005.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004 as reflected in its financial position at December 31, 2005 and 2004 for its results of operations for the years then ended. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s products will become ready for market and revenue generating sometime between 2010 and 2012. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $17,500 and nil for the years ended December 31, 2005 and 2004 respectively and $3,892,158 cumulative from inception date through December 31, 2005.

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at December 31, 2005 and 2004:

December 31, 2005	Original	Accumulated	Net Book
	Costs	Depreciation	Value

Furniture, computer and office equipment	13,879	11,821	2,058
Automobile	22,217	3,060	19,157
	$36,096	$14,881	$21,215

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Original	Accumulated	Net Book
	Costs	Depreciation	Value

Furniture, computer and office equipment	31,235	22,156	9,079
	$31,235	$22,156	$9,079

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

01/01/2003								12/31/2003

$1 per share	917,000	-	-	-	(100,000)	-	1,200,000	2,017,000
$5 per share	640,000	-	40,000	-	-	-	(600,000)	80,000
$10 per share	1,055,000	-	20,000	1,590	(1,300)	(62,795)	(600,000)	412,495
								2,509,495

Continued

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Continued

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2004.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at December 31, 2005 and 2004:

December 31, 2005	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95

	2,984,800		$2.83

December 31, 2004	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,017,000	2.8 years	$1.00
$4.00	250,000	5.0 years	$4.00
$5.00	80,000	2.7 years	$5.00
$9.73-10.00	413,095	2.1 years	$9.97

	2,760,095		$2.73

Of the total number of stock options and warrants outstanding at December 31, 2005, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at December 31, 2005 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of December 31, 2005 are as follows:

Assets
Net operating loss	12,850,000
Less: Valuation allowance	(12,850,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed to the plans participants.

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At December 31, 2005, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars

Year ending December 31, 2006	6,000

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998.

Since inception, Thorium Power has received approximately $385,000 in loans from related parties. Of this amount, $240,000 has been repaid, $99,100 was converted into capital and $45,930 remains outstanding at December 31, 2005.

12.	Subsequent Events

a.	Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, no legal impediment to the merger, the absence of any material adverse effect on Novastar Resources or Thorium Power, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

b.	Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

c.	Private equity financing

Subsequently to December 31, 2005, the Company has raised a total of $1.54 million in private equity investments. Of the $1.54 million, $550,000 was invested by Novastar Resources Ltd. and the remaining approximately $990,000 came from a private equity placement that was conducted in January 2006.

NOVASTAR RESOURCES, LTD.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

On February 14, 2006, Novastar Resources Ltd., entered into a Share Exchange Agreement with Thorium Power, Inc. and its stockholders, pursuant to which Novastar Resources Ltd. acquired all of the issued and outstanding capital stock of Thorium Power, Inc. in exchange for a total of 135,638,023 shares of our common stock, constituting 54.5% shares of Novastar Resources Ltd. issued and outstanding common stock at the time of the merger agreement, $0.001 par value per share.

Novastar Resources Ltd expects to complete the acquisition of Thorium Power, Inc., pursuant to the Merger Agreement, in October 2006. The acquisition will be accounted for as a reverse merger effected by a share exchange, wherein Thorium Power, Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Novastar Resources Ltd in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the merger occurred on June 30, 2006. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on June 30, 2005. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

Novastar Resources Ltd.
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2006

Note: The merger for accounting purposes will be treated as a recapitalization of Thorium Power, Inc.

					Pro Forma
	Novastar	Thorium	Total		Adjustment	Pro Forma
ASSETS
Currrent Assets
Cash	$14,431,407	$528,213	$14,959,620		$0	14,959,620
Prepaid Expenses and othr current assets	808,425	990	809,415		0	809,415
Due From Novastar Resources Inc.	0	264,740	264,740	5	(264,740)	0
Total Current Assets	15,239,832	793,943	16,033,775		(264,740)	15,769,035

Property Plant and Equipment -net	0	21,534	21,534			21,534

Other Assets
Investment in Thorium Power	1,350,000	0	1,350,000	1	(1,350,000)	0
Patent Costs - net	0	209,311	209,311			209,311
Security Deposits	0	7,567	7,567			7,567
Total Other Assets	1,350,000	216,878	1,566,878		(1,350,000)	216,878

Total Assets	$16,589,832	$1,032,355	$17,622,187		$(1,614,740)	$16,007,447

Liabilities and Stockholders Equity

Current Liabilities
Current portion long term debt	$0	$3,913	$3,913		$	3,913
Accounts Payable	463,354	131,478	594,832			594,832
Accrued Liabilities	103,541	336,502	440,043			440,043
Due to related party	128,675	17,500	146,175			146,175
Accrued payroll tax and other liability	635,000	5,983	640,983			640,983
Warrant Liability	3,678,278	0	3,678,278			3,678,278
Due to Thorium Power Inc.	264,740	0	264,740	5	(264,740)	0
Total Current Liabilities	5,273,588	495,376	5,768,964		(264,740)	5,504,224

Notes Payable - long term	0	12,657	12,657		0	12,657

Total Liabilities	5,273,588	508,033	5,781,621		(264,740)	5,516,881

Common Stock with Registration Rights	12,041,373	0	12,041,373			12,041,373

Stockholders Equity

Common Stock	118,101	192,626	310,727			253,739
				1	(8,750)
				2	135,638
				4	(183,876)
Additional Paid in Capital - Stock and Warrants	14,913,153	16,713,706	31,626,859			12,850,947
				1	(1,341,250)
				2	(135,638)
				3	(17,482,900)
				4	183,876
Accumulated deficit - development stage	(17,482,900)	(16,382,010)	(33,864,910	3	17,482,900	(16,382,010)
Deferred stock compensation	(83,328)	0	(83,328			(83,328)
Common Stock and Warrants reserved future issue	1,807,445		1,807,445			1,807,445
Accumulated Other Comprehensive Income	2,400		2,400			2,400
Total Stockholders Equity	(725,129)	524,322	(200,807		(1,350,000)	(1,550,807)

Total Liabilities and Stockholders Equity	$16,589,832	$1,032,355	$17,622,187		$(1,614,740)	$16,007,447

Pro-Forma Adjustments

Pro-Forma Adjustment - 1

Common Stock - Thorium	8,750
Additonal Paid in Capital - Thorium	1,341,250
Investment - Thorium Power		1,350,000
To eliminate Novastar's investment in Thorium

Pro-Forma Adjustment - 2

Additional paid in Capital	135,638
Common Stock		135,638

To record the issuance of Novastar stock pursuant to the merger agreement
Novastar will issue 135,638,023 common shares at $.001 par value granting Thorium
Sharholders a 54.5% interest in Novastar, prior to the private placement. In addition, Thorium management will control the combined entity and Board of Directors, therefore this will be accounted for as a recapitalization of Thorium Power, Inc.
Novastar was a shell with minimal assets prior to the merger agreement and the fundraising that took place after the merger agreement

Pro-Forma Adjustment - 3

Additional Paid in Captial - Novastar	17,482,900
Retained Earnings - Novastar		17,482,900
To eliminate Novastar's retained earnings

Pro-Forma Adjustment - 4

Common Stock - Thorium	183,876
Additonal Paid In Capital		183,876
To eliminate Thorium's capital stock - recapitalization
June 30, 2006 Balance 192,626
Elimin. Of Novastar Invest (8,750)

Pro-Forma Adjustment - 5

Due to Thorium Power, Inc.	264,740
Due from Novastar Resources Ltd		264,740
To eliminate interco. balance

Novastar Resources Ltd.
Unaudited Pro Forma Consolidated Statement of Operations
Fiscal Year Ended June 30, 2006

					Pro Forma
	Novastar		Thorium		Adjustment	Pro Forma

Revenue	$0		$0	$		$0

Operating Expenses	$13,147,485		$755,714	$		$13,903,199

Other Income and Expense	$197,050		$803,867	$		$1,000,917

Net Loss	$13,344,535		$1,559,581	$		$14,904,116

Basic and Dilluted Loss Per Share	$0.12	$		$		$0.06

Common Shares Outstanding	111,913,155		1		135,638,023	247,551,178

 Proforma Adjustment - 1

Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 135,638,023 and total outstanding shares post merger.